Exhibit (99.1)


          Written Statement of the Chairman and Chief Executive Officer
                          Pursuant to 18 U.S.C. s.1350


Solely for the purposes of complying with 18 U.S.C. s.1350, I, the undersigned Chairman and Chief Executive Officer of Banta Corporation (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 29, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                          /s/ Donald D. Belcher
                                          --------------------------------------
                                          Donald D. Belcher
                                          Chairman and Chief Executive Officer

                                          August 13, 2002
                                          --------------------------------------
                                          Date